Exhibit 10.26

INDIVIDUAL GOALS

GILEAD SCIENCES, INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of providing incentives to attract, retain and motivate eligible Employees, Directors and Consultants who provide services to the Corporation (or any Related Entity).

B. Participant is to render valuable services to the Corporation (or a Related Entity), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to Participant thereunder.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, the Corporation hereby awards Restricted Stock Units to Participant upon the following terms and conditions:

1. Grant of Restricted Stock Units. The Corporation hereby awards to Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock on the vesting date of that unit. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the dates on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

AWARD SUMMARY

Participant:

Award Date:	, 20

Number of Shares Subject to Award:	shares of Common Stock (the “Shares”)

Vesting Schedule:	The vesting of the Shares shall be tied to the attainment of the Performance Objectives set forth in attached Schedule I and the Participant’s Continuous Service through the Completion Date of each Performance Objective. The Performance Objectives shall be equally weighted in that the number of Shares allocated to each Performance Objective shall be determined by dividing the total number of such Shares by the ( ) Performance Objectives, and the number of Shares so allocated to each Performance Objective shall be designated the “Pro-Rated Shares.”

Participant shall, within fifteen (15) days after the attainment of each Performance Objective, notify the Administrator of the Completion Date of that Performance Objective. Within forty-five (45) days after receipt of such notice, the Administrator shall, in its sole discretion, determine and certify whether that Performance Objective has in fact been attained. Upon the Administrator’s certification that the Performance Objective has been attained, the Pro-Rated Shares allotted to that Performance Objective shall vest; provided, however that Participant shall not vest in any portion of those Pro-Rated Shares unless Participant remained in Continuous Service through the Completion Date for that Performance Objective (the “Normal Vesting Schedule”).

Should the Administrator determine that one or more Performance Objectives has not been attained prior to the latest Completion Dates for those Performance Objectives, then Participant shall not vest in any of the Pro-Rated Shares allotted to those Performance Objectives, and this Award shall be cancelled with respect to the Restricted Stock Units covering those Pro-Rated Shares.

One or more Shares may also vest accordance with the special vesting provisions of Paragraph 3 or 5 of this Agreement, whether or not the Performance Objectives allotted to those Shares are attained.

Issuance Schedule:	Each allotment of Pro-Rated Shares in which Participant vests in accordance with the Normal Vesting Schedule shall be issued on the date that Pro-Rated Share allotment so vests or as soon thereafter as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which the Completion Date for that Pro-Rated Share allotment occurs or (ii) the fifteenth day of the third calendar month following such Completion Date (the “Issuance Date”). Each allotment of Pro-Rated Shares that vests pursuant to the special vesting provisions of Paragraph 3 or 5 of this Agreement shall be issued in accordance with the applicable provisions of such Paragraph. The Corporation shall collect the applicable Withholding Taxes with respect to the issued Shares pursuant to the procedures set forth in Paragraph 7 of this Agreement.

2. Limited Transferability. Prior to the actual issuance of the Shares which vest hereunder, Participant may not transfer any interest in the restricted stock units subject to the Award or the underlying Shares or pledge or otherwise hedge the sale of those units or Shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of those Shares. However, any Shares which vest hereunder but otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may also direct the Corporation to record the ownership of any Shares which in fact vest and become issuable hereunder in the name of a revocable living trust established for the exclusive benefit of Participant or Participant and his or her spouse. Participant may make such a beneficiary designation or ownership directive at any time by filing the appropriate form with the Plan Administrator or its designee.

3. Continuous Service Requirement.

(a) Should Participant’s Continuous Service terminate for any reason other than death or Permanent Disability prior to the latest Completion Dates for one or more Performance Objective that have not otherwise been attained, then the Award shall be immediately cancelled with respect to the Pro-Rated Shares allocated to those Performance Objective, and the number of Restricted Stock Units will be reduced accordingly. Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.

(b) Should Participant’s Continuous Service terminate by reason of death or Permanent Disability prior to the latest Completion Dates for one or more Performance Objectives that have not otherwise been attained, then Participant shall vest in a portion of the Pro-Rated Shares allotted to each of those particular Performance Objectives. The portion of Pro-Rated Shares in which Participant shall vest with respect to each such Performance Objective shall be determined by multiplying the number of those Pro-Rated Shares by a fraction, the numerator of which is the number of months (rounded to the next whole month) in which Participant remained in Continuous Service following the Award Date, and the denominator of which is the number of months (rounded to the closest whole number) in the period beginning with the Award Date and ending with the latest Completion Date for that particular Performance Objective. The Pro-Rated Shares in which Participant so vests shall be issued within thirty (30) days after the date on which the Participant’s Continuous Service terminates, but in no event later than the later of (i) the close of the calendar year in which such termination of Continuous Service occurs or (ii) the fifteenth day of the third calendar month following such termination date (the “Issuance Date”).

4. Stockholder Rights and Dividend Equivalents.

(a) The holder of this Award shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the Shares subject to the Award until Participant becomes the record holder of those Shares following their actual issuance after the Corporation’s collection of the applicable Withholding Taxes.

(b) Notwithstanding the foregoing, should any dividend or other distribution, whether regular or extraordinary and whether payable in cash, securities (other than Common Stock) or other property, be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for Participant and credited with a phantom dividend equivalent to the actual dividend or distribution which would have been paid on the Shares at the time subject to this Award had they been issued and outstanding and entitled to that dividend or distribution. As one or more Shares subsequently vest hereunder upon the satisfaction of the applicable vesting requirements, the phantom dividend equivalents credited to those particular Shares in the book account shall vest and be distributed to Participant (in the same form the actual dividend or distribution was paid to the holders of the Common Stock entitled to that dividend or distribution or in such other form as the Administrator deems appropriate under the circumstances) concurrently with the issuance of those vested Shares. However, such distribution shall be subject to the Corporation’s collection of the Withholding Taxes applicable to that distribution. Should Participant cease Continuous Service prior to vesting in one or more Shares, then the phantom dividend equivalents credited to those Shares shall be cancelled, and Participant shall thereupon cease to have any further right or entitlement to those cancelled amounts.

5. Change of Control.

(a) To the extent (i) a Change in Control is consummated prior to the latest Completion Dates for one or more Performance Objectives that have not otherwise been attained and (ii) Participant remains in Continuous Service through the effective date of that Change in Control, then the Pro-Rata Shares allotted to each of those particular Performance Objectives shall immediately vest at the time of such Change in Control and shall be issued immediately on the effective date of such Change in Control or as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such effective date, or will otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of the Change in Control and distributed at the same time as such stockholder payments, but in no event shall such distribution to Participant be completed later than the later of (i) the end of the calendar year in which such Change in Control is effected or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the effective date of that Change in Control (the “Issuance Date”). Each issuance or distribution made under this Paragraph 5 shall be subject to the Corporation’s collection of the applicable Withholding Taxes.

(b) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6. Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable and proportional adjustments shall be made by the Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby prevent a dilution or enlargement of benefits hereunder. In making such equitable and proportional adjustments, the Administrator shall take into account any amounts to be credited to Participant’s book account under Paragraph 4(b) in connection with the transaction, and the determination of the Administrator shall be final, binding and conclusive. In the event of a Change in Control, the provisions of Paragraph 5 shall be controlling.

7. Issuance of Shares of Common Stock.

(a) The Corporation shall, on the applicable Issuance Date, issue to or on behalf of Participant a certificate (which may be in electronic form) for the shares of Common Stock in which Participant vests pursuant to the Normal Vesting Schedule set forth in Paragraph 1 or the special vesting provisions of Paragraph 3 or 5 and shall concurrently distribute to the Participant any phantom dividend equivalents with respect to those Shares.

(b) Except as otherwise provided in Paragraph 3(b) or 5(a), no shares of Common Stock shall be issued prior to the Completion Date of the Performance Objective to which those shares are allotted.

(c) The Corporation shall collect the Withholding Taxes with respect to each distribution of phantom dividend equivalents by withholding a portion of that distribution equal to the amount of the applicable Withholding Taxes, with the cash portion of the distribution to be the first portion so withheld.

(d) Unless Participant (i) otherwise makes satisfactory arrangements with the Corporation’s Human Resources Department, not later than forty-five (45) days prior to the applicable vesting date of the shares which become issuable hereunder, to pay the applicable Withholding Taxes through the delivery of a check payable to the Corporation in the amount of such Withholding Taxes and (ii) in fact delivers such check to the Corporation not later than that vesting date, the Corporation shall collect the applicable Withholding Taxes through the following automatic share withholding method:

- On the applicable Issuance Date, the Corporation shall withhold, from the vested shares otherwise issuable to Participant at that time, a portion of those shares with a Fair Market Value (measured as of the issuance date) equal to the applicable Withholding Taxes; provided, however, that the number of shares which the Corporation shall be required to so withhold shall not exceed in Fair Market Value the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(e) Except as otherwise provided in Paragraph 5 or this Paragraph 7, the settlement of all restricted stock units which vest under the Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued at the time the Award vests shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

8. Deferred Issue Date. Notwithstanding any provision to the contrary in this Agreement, to the extent this Award may be deemed to create a deferred compensation arrangement under Code Section 409A, then the following limitations shall apply:

- No Shares or other amounts which become issuable under this Agreement by reason of Participant’s cessation of Continuous Service shall actually be issued to Participant until the date of Participant’s Separation from Service or as soon thereafter as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which such Separation from Service occurs or (ii) the fifteenth day of the third calendar month following the date of such Separation from Service.

- No Shares or other amounts which become issuable under this Agreement by reason of Participant’s cessation of Continuous Service shall actually be issued to a Participant prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of his or her Separation from Service or (ii) the date of his or her death, if the Participant is, pursuant to procedures established by the Administrator, deemed at the time of such Separation from Service to be a “specified employee” within the meaning of that term under Code Section 416(i) and such delayed issuance is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable deferral period, all Shares or other amounts deferred pursuant to this Paragraph 8 shall be issued in a lump sum to the Participant.

9. Leaves of Absence. For purposes of the Normal Vesting Schedule set forth in Paragraph 1 of this Agreement, Participant shall be deemed to remain in Continuous Service during any period Participant is on a military leave, sick leave or other personal leave approved by the Corporation. However, for purposes of applying the special vesting acceleration provisions of Paragraphs 3(b) and 5(a), Participant shall be deemed to have ceased Continuous Service upon the commencement date of any leave of absence and not to remain in Continuous Status during the period of that leave, except to the extent otherwise required by law or pursuant to the following policy:

- Participant shall be deemed to remain in Continuous Service status during (i) the first three (3) months of an approved personal leave of absence or (ii) the first seven (7) months of any bona fide leave of absence (other than an approved personal leave) and shall be deemed to cease Continuous Service upon the expiration of the applicable three (3)-month or seven (7)-month period.

- In the event Participant is on such an approved or bona fide leave of absence, he or she shall in all events be deemed to cease Continuous Service upon the earlier of (i) the expiration date of that leave of absence, unless Participant returns to active Continuous Service on or before that date, or (ii) the date Participant’s Continuous Service actually terminates by reason of his or her voluntary or involuntary termination or by reason of his or her death or disability.

10. Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all Applicable Laws relating thereto.

11. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the most current address then indicated for Participant on the Corporation’s employee records or shall be delivered electronically to Participant through the Corporation’s electronic mail system or through an on-line brokerage firm authorized by the Corporation to effect sales of the Common Stock issued hereunder. All notices shall be deemed effective upon personal delivery or delivery through the Corporation’s electronic mail system or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

13. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall be controlling. All decisions of the Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

14. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

15. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to remain in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Related Entity employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Continuous Service at any time for any reason, with or without cause.

16. Plan Prospectus. The official prospectus for the Plan is available on the Corporation’s intranet at: http://gnet/ finance/            . Participant may also obtain a printed copy of the prospectus by contacting Stock Administration either through the internet at stockadministration@gilead.com or by telephoning 650-522-5517.

IN WITNESS WHEREOF, Gilead Sciences, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated above.

GILEAD SCIENCES, INC.

By:
Title:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A. Administrator shall mean the Compensation Committee of the Board in its capacity as administrator of the Plan.

B. Agreement shall mean this Restricted Stock Unit Issuance Agreement.

C. Applicable Laws shall mean the legal requirements related to the Plan and the Award under applicable provisions of the federal securities laws, state corporate and securities laws, the Code, the rules of any applicable Stock Exchange on which the Common Stock is listed for trading, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

D. Award shall mean the award of Restricted Stock Units made to Participant pursuant to the terms of this Agreement.

E. Award Date shall mean the date the restricted stock units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

F. Board shall mean the Corporation’s Board of Directors.

G. Change in Control shall mean a change in ownership or control of the Corporation effected through the consummation of any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders; or

(iv) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

In no event, however, shall a Change in Control be deemed to occur upon a merger, consolidation or other reorganization effected primarily to change the State of the Corporation’s incorporation or to create a holding company structure pursuant to which the Corporation becomes a wholly-owned subsidiary of an entity whose outstanding voting securities immediately after its formation are beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to the formation of such entity.

F. Code shall mean the Internal Revenue Code of 1986, as amended.

G. Common Stock shall mean shares of the Corporation’s common stock.

H. Completion Date shall mean, for each Performance Objective, the date on which that Performance Objective is attained and shall in no event be later than the latest date specified for completion of that Performance Objective in attached Schedule I.

I. Consultant shall mean any person, including an advisor, who is compensated by the Corporation or any Related Entity for services performed as a non-employee consultant; provided, however, that the term “Consultant” shall not include non-employee Directors serving in their capacity as Board members. The term “Consultant” shall include a member of the board of directors of a Related Entity.

J. Continuous Service shall mean the performance of services for the Corporation or a Related Entity (whether now existing or subsequently established) by a person in the capacity of an Employee, Director or Consultant. For purposes of this Agreement, Participant shall be deemed to cease Continuous Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation or any Related Entity or (ii) the entity for which Participant is performing such services ceases to remain a Related Entity of the Corporation, even though Participant may subsequently continue to perform services for that entity. In jurisdictions requiring notice in advance of an effective termination of Participant’s service as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of such service to the Corporation or a Related Entity notwithstanding any required notice period that must be fulfilled before Participant’s termination as an Employee, Director or Consultant can be effective under Applicable Laws.

K. Corporation shall mean Gilead Sciences, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Gilead Sciences, Inc. which shall by appropriate action adopt the Plan.

L. Director shall mean a member of the Board.

M. Employee shall mean any person who is in the employ of the Corporation (or any Related Entity), subject to the control and direction of the Corporation or Related Entity as to both the work to be performed and the manner and method of performance.

N. Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock (or the closing bid, if no sales were reported), as quoted on the Stock Exchange serving as the primary trading market for the Common Stock, on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

O. 1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

P. Normal Vesting Schedule shall mean the schedule set forth in Paragraph 1 of the Agreement, pursuant to which the Restricted Stock Units and the underlying Shares are to vest in one or more allotments upon the satisfaction of the performance and Continuous Service vesting requirements applicable to that allotment.

Q. Participant shall mean the person to whom the Award is made pursuant to the Agreement.

R. Parent shall mean a “parent corporation,” whether now existing or hereafter established, as defined in Section 424(e) of the Code.

S. Performance Objectives shall mean the various performance objectives specified on attached Schedule I which must be attained in order to satisfy the applicable performance vesting requirements for the shares of Common Stock subject to this Award.

T. Permanent Disability shall mean the inability of Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or to be of continuous duration of twelve (12) months or more.

U. Plan shall mean the Corporation’s 2004 Equity Incentive Plan, as amended from time to time.

V. Related Entity shall mean (i) any Parent or Subsidiary of the Corporation and (ii) any corporation in an unbroken chain of corporations beginning with the Corporation and ending with the corporation in the chain for which Participant provides services as an Employee, Director or Consultant, provided each corporation in such chain owns securities representing at least fifty percent (50%) of the total outstanding voting power of the outstanding securities of another corporation or entity in such chain.

W. Restricted Stock Unit shall mean the right to receive one share of Common Stock pursuant to this Award upon the satisfaction of the performance and/or Continuous Service vesting requirements to which that right is subject.

X. Separation from Service shall mean the Participant’s cessation of Employee status by reason of his or her death, retirement or termination of employment. The Participant shall be deemed to have terminated employment for such purpose at such time as the level of his or her bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he or she rendered as an Employee during the immediately preceding thirty-six (36) months (or such shorter period for which he or she may have rendered such services). Solely for purposes of determining when a Separation from Service occurs, Participant will be deemed to continue in “Employee” status for so long as he or she remains in the employ of one or more members of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. “Employer Group” means the Corporation and any Parent or Subsidiary and any other corporation or business controlled by, controlling or under common control with, the Corporation, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.4.14(c)-2 of the Treasury Regulations. Any such determination as to Separation from Service, however, shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code.

Y. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

Z. Subsidiary shall mean a “subsidiary corporation,” whether now existing or hereafter established, as defined in Section 424(f) of the Code.

AA. Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the issuance of the shares of Common Stock which vest under the Award and any phantom dividend equivalents distributed with respect to those shares.

SCHEDULE I

PERFORMANCE OBJECTIVES AND COMPLETION DATES

Performance Objective One and Latest Completion Date

Performance Objective Two and Latest Completion Date

Performance Objective Three and Latest Completion Date

A-1